UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2009

_______________________________________________________________________

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 31, 2009, East Fork Biodiesel, LLC (the “Company”) notified Renewable Energy Group, Inc. (“REG”) of the Company’s termination of the 2006 Management and Operational Services Agreement, as amended (the “Management Agreement”) with REG effective December 31, 2010. We notified REG that we remain open to discussing an earlier termination date; however, there is no guarantee that REG will agree to an earlier termination date.

Under the Management Agreement, REG provides us with management, transportation services, acquires feedstock and basic chemicals necessary for the operation of the plant, markets our all of our biodiesel, glycerin and fatty acids to customers throughout the United States and internationally and provides related administrative services. Since our plant remains idle, we have not requested REG to provide us with many of these services. We have identified other vendors to provide us with some or all of the services currently available under the Management Agreement. We are seeking proposals from such vendors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: January 6, 2010	By:
Chris Daniel
Chief Executive Officer

2